NIDA & MALONEY
                         A Limited Liability Partnership

                               800 Anacapa Street
                         Santa Barbara, California 93101
                            Telephone:(805) 568-1151
                            Facsimile (805) 568-1955


                                September 28, 2000


Holiday RV Superstores, Inc.
7851 Greenbriar Parkway
Orlando, FL 32819

    Re:      Holiday RV Superstores, Inc. - Registration Statement on Form S-8
             -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Holiday RV Superstores, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on September 28, 2000, in connection with the registration of an aggregate of 3,775,000 shares of the Company's Common Stock, par value $.001 per share (collectively, the "Shares"), issued or issuable under the Company's 1999 Stock Compensation Program and the 1999 Stock Option Plan, 1999 Board of Directors Stock Option Agreements, the Stock Option Agreements entered into with Newton C. Kindlund and Joanne Kindlund and the Consulting Agreements entered into with Bruce FitzGerald and Lee F. FitzGerald and the related stock option agreements (collectively together, the "Plans").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectus to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, to the extent and when issued and sold in accordance with the Plans and the prospectus delivered or to be delivered to participants in the Plans, the Shares are or will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in

Holiday RV Superstores, Inc.
September 28, 2000
Page 2


the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the State of California and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                         Very truly yours,



                                        /S/ NIDA & MALONEY, LLP